UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 5, 2010 (December 31, 2009)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

11757 Katy Freeway
Houston, Texas 77079
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

Under an Asset Purchase Agreement dated December 31, 2009 (the “Agreement”), INX Inc. (the “Company”) purchased the operations and certain assets, and assumed specified liabilities of Marketware Inc. (“Marketware”).  Marketware, a Sacramento-based provider of Cisco IP-network-based physical security and networking solutions founded in 1982, generated revenue of approximately $6 million for the 12 months ended November 30, 2009. The acquisition will initially add ten employees as part of an expanded Northern California region.  The Company completed the acquisition simultaneously with the execution of the Agreement. Neither Marketware nor the shareholder of Marketware has any prior affiliation with the Company. The Agreement contains customary representations and warranties and requires Marketware and its Shareholder to indemnify the Company for certain liabilities arising under the Agreement, subject to certain limitations and conditions.

The consideration paid at closing pursuant to the Agreement was (a) $350,000 in cash, of which $35,000 was retained by the Company under holdback provisions defined in the Agreement.  Additional purchase consideration is payable based on the Northern California region’s operating income contribution during each of the one-year periods ending December 31, 2010 and December 31, 2011.  The Agreement specifies the computation of additional purchase consideration earned including a minimum of zero and a maximum of $590,625 for the one-year period ending December 31, 2010 and a minimum of zero and a maximum of $1,312,500 for the one-year period ending December 31, 2011.  At the Company’s option, up to 25% of such additional purchase price may be paid in the form of Common Stock for the one-year period ending December 31, 2010 and up to 50% of such additional purchase price may be paid in the form of Common Stock for the one-year period ending December 31, 2011.

The Agreement and press release are filed as exhibits hereto and are incorporated by reference. The descriptions of the Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the provisions of such Agreement.

Item 2.01                     Completion of Acquisition or Disposition of Assets

The information required by this item is contained in Item 1.01 above and is incorporated herein by reference.

Item 7.01                      Regulation FD Disclosure.

On January 5, 2010, the registrant issued a press release announcing the asset purchase of Marketware. The press release is furnished as Exhibit 99.1 to this Current Report and is hereby incorporated by reference in this Item 7.01.

The press release is furnished as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended.

Item 9.01                      Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description
10.1	Asset Purchase Agreement by and among INX Inc., Marketware Inc., and Timothy Darryl Johnson dated December 31, 2009
99.1	Press Release issued January 5, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INX Inc.

Date: January 5, 2010	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Asset Purchase Agreement by and among INX Inc., Marketware Inc., and Timothy Darryl Johnson dated December 31, 2009

99.1	Press Release issued January 5, 2010